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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement on Form S-3 (No. 333-34828) and related Prospectus of CIMA LABS INC. for the registration of 1,100,000 shares of its common stock and to the incorporation by reference therein of our report dated February 11, 2000, except for Note 9 as to which the date is March 17, 2000, with respect to the financial statements and schedule of CIMA LABS INC. included in its Annual Report on Form 10-K/A for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                         /s/ Ernst & Young LLP




Minneapolis, Minnesota
July 11, 2000